Exhibit 99.1

July 6, 2026

Aethlon Medical Announces Pricing of $4.0 Million Follow-On Offering Priced At-The-Market Under NASDAQ Rules

SAN DIEGO, July 6, 2026 /PRNewswire/ -- Aethlon Medical, Inc. (Nasdaq: AEMD), a medical therapeutic company focused on developing products to treat cancer and life-threatening infectious diseases, today announced the pricing of its follow-on offering of 5,633,009 shares of its common stock (or pre-funded warrants in lieu thereof) and warrants to purchase up to an aggregate of 5,633,009 shares of its common stock at a combined public offering price of $0.7101 per share (or pre-funded warrant) and accompanying warrant, priced at-the-market under applicable Nasdaq rules. The warrants will have an exercise price of $0.7101 per share, will be exercisable upon the date of stockholder approval, and will expire on the five-year anniversary from the date of stockholder approval. The shares of common stock (or pre-funded warrants) and warrants are immediately separable and will be issued separately in this offering. The closing of the offering is expected to occur on or about July 7, 2026, subject to the satisfaction or waiver of customary closing conditions.

Maxim Group LLC is acting as the sole placement agent for the offering.

The gross proceeds from the offering, before deducting the placement agent's fees and other offering expenses, are expected to be approximately $4.0 million. The Company intends to use the net proceeds from this offering for general corporate purposes which will include research and development expenses, clinical trial expenses, capital expenditures and working capital. The Company may also use a portion of the proceeds to in-license, acquire or invest in complimentary businesses, technologies, products or assets.

The securities described above are being offered pursuant to a registration statement on Form S-1, as filed (File No. 333-296933) as amended, which was declared effective by the Securities and Exchange Commission (the "SEC") on July 6, 2026. The offering is being made only by means of a prospectus which forms a part of the effective registration statement. A preliminary prospectus relating to the offering has been filed with the SEC. Electronic copies of the final prospectus, when available, may be obtained on the SEC's website at www.sec.gov and may also be obtained by contacting Maxim Group LLC at 300 Park Avenue, 16th Floor, New York, NY 10022, Attention: Prospectus Department, or by telephone at (212) 895-3745 or by email at syndicate@maximgrp.com.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About Aethlon and the Hemopurifier®

Aethlon Medical is a medical therapeutic company focused on developing the Hemopurifier, a clinical-stage immunotherapeutic device that is designed to combat cancer and life-threatening viral infections, and for use in organ transplantation. In human studies, the Hemopurifier has demonstrated the removal of life-threatening viruses, and in pre-clinical studies, the Hemopurifier has demonstrated the removal of harmful EVs from biological fluids, utilizing its proprietary lectin-based technology. This action has potential applications in cancer, where EVs may promote immune suppression and metastasis, and in life-threatening infectious diseases. The Hemopurifier is a U.S. Food and Drug Administration (FDA) designated Breakthrough Device indicated for the treatment of individuals with advanced or metastatic cancer who are either unresponsive to or intolerant of standard of care therapy, and with cancer types in which EVs have been shown to participate in the development or severity of the disease. The Hemopurifier also holds an FDA Breakthrough Device designation and an open Investigational Device Exemption (IDE) application related to the treatment of life-threatening viruses that are not addressed with approved therapies.

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Additional information can be found at www.AethlonMedical.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that involve risks and uncertainties. Statements containing words such as "may," "believe," "anticipate," "expect," "intend," "plan," "project," "will," "projections," "estimate," "potentially," or similar expressions constitute forward-looking statements. Such forward looking statements include but are not limited to statements regarding the expected closing of the offering, the anticipated gross and net proceeds, the intended use of proceeds, the timing of stockholder approval, and the exercisability of the warrants. Such forward-looking statements are subject to significant risks and uncertainties, and actual results may differ materially from the results anticipated in the forward-looking statements. These forward-looking statements are based upon Aethlon's current expectations and involve assumptions that may never materialize or may prove to be incorrect. Factors that may contribute to such differences include, without limitation, the Company's use of net proceeds from the offering, whether the conditions to closing the offering will be satisfied, the Company's ability to obtain the requisite stockholder approval, changes in market or other conditions, the Company's ability to use the proceeds as currently anticipated, and other potential risks. The foregoing list of risks and uncertainties is illustrative, but is not exhaustive. Additional factors that could cause results to differ materially from those anticipated in forward-looking statements can be found under the caption "Risk Factors" in the Company's Annual Report on Form 10-K for the year ended March 31, 2026, and in the Company's other filings with the Securities and Exchange Commission, including its quarterly Reports on Form 10-Q. All forward-looking statements contained in this press release speak only as of the date on which they were made. Except as may be required by law, the Company does not intend, nor does it undertake any duty, to update this information to reflect future events or circumstances. The preclinical findings described herein are preliminary in nature and may not be replicated in subsequent studies or clinical trials.

Company Contact:

Jim Frakes

Chief Executive Officer and Chief Financial Officer

Aethlon Medical, Inc.

Jfrakes@aethlonmedical.com

Investor Contact:

Susan Noonan

S.A. Noonan Communications, LLC

susan@sanoonan.com

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SOURCE Aethlon Medical, Inc.

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